CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.39 to the Registration Statement on Form N-1A of James Alpha Funds Trust d/b/a Easterly Funds Trust and to the use of our reports dated October 30, 2025 on the financial statements and financial highlights of the Easterly ROCMuni High Income Municipal Bond Fund of a series of the James Alpha Funds Trust d/b/a Easterly Funds Trust, appearing in Form N-CSR for the year ended August 31, 2025, which are also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

March 5, 2026